UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2011
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

727 North Bank Lane
Lake Forest, Illinois	60045
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 3, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Wintrust Financial Corporation (the “Company”) adopted a long-term incentive program (the “Program”) for officers of the Company, including the executive officers named in the Compensation Discussion & Analysis section of the Company’s definitive proxy statement relating to its 2011 Annual Meeting of Shareholders. The goal of the Program is to motivate and retain employees, support the Company’s business plan and strategic objectives, focus participants on achieving long-term goals of the Company, align the interests of executives with the interests of shareholders, compete effectively for talent and enhance total compensation that provides a measurement of success for executive officers. Pursuant to the Program, on August 3, 2011, the Committee approved grants of performance-vested restricted unit awards, which will be settled in cash, performance-vested restricted stock awards and time-vested stock options to the Company’s named executive officers. All of the awards were made pursuant to the Company’s 2007 Stock Incentive Plan, as amended.
Stock Option Awards
     The exercise price for each stock option award was $33.28 per share. One-third of the stock option awards made to each executive officer will vest at December 31, 2011, one-third will vest at December 31, 2012 and one-third will vest at December 31, 2013. Each of the stock options has a seven year term. The number of shares of Company common stock subject to the options granted to the Company’s named executive officers is set forth below.

Number of
shares subject to
stock option
Name	awards
Edward J. Wehmer	12,555
David A. Dykstra	7,651
Richard B. Murphy	4,590
David L. Stoehr	3,060
Leona A. Gleason	2,786
Restricted Stock Awards and Restricted Unit Awards
     The restricted stock awards and restricted unit awards will each be earned at the end of a performance period ending December 31, 2013. The number of shares issuable under the restricted stock awards and the amount of cash payable under the restricted unit awards will be determined by the Compensation Committee based on Company performance against pre-established goals, subject to negative discretion adjustments in accordance with Section 162(m) of the Internal Revenue Code and Section 16 of the Exchange Act. More detail regarding the restricted stock awards and restricted unit awards is set forth below.
     Restricted Stock Awards
     This following table shows the number of shares issuable pursuant to the restricted stock awards to each of the Company’s named executive officers under three scenarios: first, if the Company achieves the maximum level of performance identified by the Committee, second if the Company achieves the target level of performance identified by the Committee, or third, if the Company achieves the threshold level of performance identified by the Committee.

	Number of
	restricted	Number of	Number of
	shares—	restricted shares	restricted shares
	Maximum	—Target	—Threshold
Name	Performance	Performance	Performance
Edward J. Wehmer	12,019	6,010	3,005
David A. Dykstra	7,324	3,662	1,831
Richard B. Murphy	4,395	2,197	1,099
David L. Stoehr	2,930	1,465	732
Leona A. Gleason	2,667	1,333	667
Restricted Unit Awards
     This following table shows the amount payable pursuant to the restricted unit awards to each of the Company’s named executive officers under three scenarios: first, if the Company achieves the maximum level of performance identified by the Committee, second if the Company achieves the target level of performance identified by the Committee, or third, if the Company achieves the threshold level of performance identified by the Committee.

	Amount payable	Amount payable	Amount payable
	under restricted	under restricted	under restricted
	unit awards—	unit awards—	unit awards—
	Maximum	Target	Threshold
Name	Performance	Performance	Performance
Edward J. Wehmer	$800,000	$400,000	$200,000
David A. Dykstra	487,500	243,750	121,875
Richard B. Murphy	292,500	146,250	73,125
David L. Stoehr	195,000	97,500	48,750
Leona A. Gleason	177,500	88,750	44,375
     The stock option awards, restricted stock awards and restricted unit awards are each subject to the standard terms and conditions of the Company’s form of stock option award, restricted stock award, and restricted unit award.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: August 8, 2011

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